Exhibit 99.1

Independence Realty Trust Announces Third Quarter 2023 Financial Results
Initiates Portfolio Optimization and Deleveraging Strategy
Updates Full Year 2023 Guidance

PHILADELPHIA – (BUSINESS WIRE) – October 30, 2023 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its third quarter 2023 financial results, initiated its portfolio optimization strategy and updated its full year 2023 guidance.
Third Quarter Highlights
•Net income available to common shares of $3.9 million for the quarter ended September 30, 2023 compared to $16.2 million for the quarter ended September 30, 2022.
•Earnings per diluted share of $0.02 for the quarter ended September 30, 2023 compared to $0.07 for the quarter ended September 30, 2022.
•Same-store portfolio net operating income (“NOI”) growth of 4.8% for the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022.
•Core Funds from Operations (“CFFO”) of $69.0 million for the quarter ended September 30, 2023 compared to $64.3 million for the quarter ended September 30, 2022. CFFO per share was $0.30 for the third quarter of 2023, as compared to $0.28 for the third quarter of 2022.
•Adjusted EBITDA of $94.4 million for the quarter ended September 30, 2023 compared to $89.3 million for the quarter ended September 30, 2022, an increase of 5.7%.
•Value add program completed renovations at 709 units during the quarter ended September 30, 2023, achieving a weighted average return on investment during the quarter of 14.2%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“For the third quarter of 2023, we delivered growth of 4.8% in same store NOI and 7.1% in Core FFO per share and we remain focused on delivering sustainable operational efficiencies. We are updating our full year 2023 guidance to reflect the impact of the slowing macroeconomic environment on leasing activity.” said Scott Schaeffer, Chairman and CEO of IRT. “We are also commencing a portfolio optimization and deleveraging strategy that will accelerate non-core asset sales while deleveraging our balance sheet in the near-term. We expect these initiatives will increase our financial flexibility and will reduce leverage by almost a full turn upon completion of all asset sales. We are confident that these initiatives will strengthen our balance sheet and improve our presence in the multifamily sector in 2024.”

Same-Store Portfolio(1) Operating Results

	Third Quarter 2023 Compared to Third Quarter 2022	Nine Months Ended September 30, 2023 Compared to Nine Months Ended September 30, 2022
Rental and other property revenue	5.4% increase	6.3% increase
Property operating expenses	6.3% increase	6.2% increase
Net operating income (“NOI”)	4.8% increase	6.4% increase
Portfolio average occupancy	40 bps increase to 94.6%	120 bps decrease to 93.9%
Portfolio average rental rate	4.4% increase to $1,549	7.7% increase to $1,536
NOI Margin	40 bps decrease to 62.4%	No change — 62.6%
(1)Same-store portfolio includes 115 properties, which represent 34,197 units.
Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	3Q 2023	4Q 2023(3)
Same-Store Portfolio(1)
Average Occupancy	94.6%	94.3%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	0.8%	(2.3)%
Renewal Leases	4.8%	5.0%
Blended	3.0%	2.3%
Resident retention rate	52.3%	48.4%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	95.0%	94.7%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	0.3%	(2.5)%
Renewal Leases	4.6%	4.8%
Blended	2.7%	2.1%
Resident retention rate	52.6%	47.7%
Value Add (22 properties with Ongoing Value Add)
Average Occupancy	92.8%	92.8%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	2.8%	(1.6)%
Renewal Leases	5.9%	6.3%
Blended	4.5%	3.0%
Resident retention rate	51.2%	51.3%
(1)Same-store portfolio includes 115 properties, which represent 34,197 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)4Q 2023 average occupancy and resident retention rates are through October 28, 2023. 4Q 2023 new lease and renewal rates are for leases commencing during 4Q 2023 that were signed as of October 28, 2023.
(4)As of October 28, 2023, same-store portfolio occupancy was 94.6%, same-store portfolio excluding ongoing value add occupancy was 95.0%, and value add occupancy was 93.1%.
Portfolio Optimization and Deleveraging Strategy

We continuously evaluate opportunities for the potential disposition of properties in our portfolio by considering a variety of criteria including, but not limited to, local market conditions and lease rates, our scale within the markets, our view of market demographics and growth prospects and potential uses of sales proceeds. Subsequent to September 30, 2023, our Board of Directors approved a plan, which we refer to as our Portfolio Optimization and Deleveraging Strategy, to exit or reduce our presence in certain markets while also deleveraging our balance sheet. Our Portfolio Optimization and Deleveraging Strategy targets sales of approximately 10 properties that are located in seven markets, including the one property in Chicago, Illinois that was held for sale as of September 30, 2023. Nine of the 10 properties were acquired in December 2021 as part of the STAR merger. We currently expect these asset sales to generate gross sales proceeds of approximately $521 to $533 million with proceeds used to immediately delever our balance sheet.
We estimate that these asset sales, if consummated within the foregoing price range, will enable us to reduce our outstanding debt by approximately $516 to $528 million (comprised of $284 million of property level debt associated with the ten properties and $232 to $244 million of additional debt), will reduce our net debt to adjusted EBITDA ratio by 0.8x to 0.9x, and will be dilutive to Core FFO per share by $0.02-$0.03. In addition, consummation of the targeted sales would reduce our market exposures by five single asset markets and reduce the average age of the properties in our portfolio by approximately one year.
We expect to recognize an aggregate net loss after completion of all sales in the range of approximately $39 to $51 million comprised of an $11.3 million impairment charge recorded during the three months ended September 30, 2023 related to our property in Chicago, Illinois that is currently held for sale; an estimated $55 to $63 million impairment charge we expect to recognize during the fourth quarter of 2023 with respect to certain of the properties targeted for sale; and estimated gains of approximately $24 to $28 million we expect to realize in the periods of sale of certain of the properties targeted for sale.
We are in various stages of marketing, negotiations, and buyer due diligence with respect to the properties targeted for sale. There can be no assurance that any of the sales will be consummated at expected pricing levels, within expected time frames, or at all. The estimates of sale prices discussed above are based on our assessment of current conditions in the markets where the properties are located, comparable sales data, characteristics and operating performance of the properties among other factors and are subject to numerous assumptions.
Value Add Program
We completed renovations on 709 units during the quarter ended September 30, 2023, achieving a return on investment of 14.2% (and approximately 15.3% on the interior portion of such renovation costs), with an average cost per unit renovated of $17,750, and an average monthly rent increase per renovated unit of $210. For the nine months end September 30, 2023, we have completed renovations on 1,969 units, achieving a return on investment of 16.0% (and approximately 17.3% on the interior portion of such renovation costs), with an average cost per unit renovated of $16,947, and an average monthly rent increase per renovated unit of $224. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of September 30, 2023.
Investment Activity
Capital Expenditures
For the three months ended September 30, 2023, recurring capital expenditures for the total portfolio were $5.3 million, or $153 per unit. For the nine months ended September 30, 2023, recurring capital expenditures for the total portfolio were $15.8 million, or $454 per unit.
Capital Markets
Dividend Distribution
On September 12, 2023, our Board of Directors declared a quarterly dividend of $0.16 per share of common stock. The third quarter dividend was paid on October 20, 2023 to stockholders of record at the close of business on September 29, 2023.

2023 EPS, FFO and CFFO Guidance
We reduced our EPS, FFO, and CFFO per share guidance ranges and our same store NOI guidance range. Earnings (loss) per diluted share is now projected to be in the range of ($0.07) to ($0.02). A reconciliation of IRT's projected net (loss) income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2023 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings (loss) per share	$0.25	$0.27	$(0.07)	$(0.02)	$(0.305)
Adjustments:
Depreciation and amortization	0.95	0.95	0.94	0.94	(0.01)
(Gain on sale) loss on impairment of real estate assets(3)	(0.01)	(0.01)	0.32	0.28	0.31
FFO per share	1.19	1.21	1.19	1.20	(0.005)
Loan (premium accretion) discount amortization, net	(0.05)	(0.05)	(0.05)	(0.05)	—
Core FFO per share	$1.14	$1.16	$1.14	$1.15	$(0.005)
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2023 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” . Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.4 million weighted average shares and units outstanding.
(3)Gain on sale (loss on impairment) of real estate assets includes gains (impairments) on one asset sale that occurred during the first quarter of 2023, one property identified as held for sale as of September 30, 2023, and nine other assets targeted for sale as part of our Portfolio Optimization and Deleveraging Strategy.

2023 Guidance Assumptions
Our key guidance assumptions for 2023 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	Previous 2023 Outlook	Current 2023 Outlook(1)	Change at Midpoint
Number of properties/units	115 properties / 34,179 units	106 properties / 31,829 units
Property revenue growth	6.1% to 6.6%	5.5% to 5.7%	(0.75)%
Controllable operating expense growth	4.7% to 5.4%	6.0% to 7.0%	1.40%
Real estate tax and insurance expense growth	7.5% to 8.1%	4.2% to 4.8%	(3.30)%
Total operating expense growth	5.7% to 6.4%	5.5% to 5.9%	(0.35)%
Property NOI growth	6.0% to 7.0%	5.3% to 5.7%	(1.00)%

Corporate Expenses
General and administrative & Property management expenses	$50.5 million to $51.5 million	$50.0 million to $51.0 million	$(0.5) million
Interest expense(2)	$102.5 million to $103.5 million	$101.0 million to $102.0 million	$(1.5) million

Transaction/Investment Volume(3)
Acquisition volume	None	None	—
Disposition volume	$122 million to $127 million	$122 million to $127 million	—

Capital Expenditures
Recurring	$20.0 million to $22.0 million	$20.0 million to $21.0 million	$(0.5) million
Value add & non-recurring	$78.0 million to $82.0 million	$83.0 million to $85.0 million	$4.0 million
Development	$80.0 million to $90.0 million	$75.0 million to $80.0 million	$(7.5) million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” .
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)Includes one asset sale that occurred in the first quarter 2023 and one property identified as held for sale as of September 30, 2023. We expect sales of the other nine properties included in the Portfolio Optimization and Deleveraging Strategy to close in 2024. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions except as required by law. See “Forward-Looking Statements”.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Tuesday, October 31, 2023 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Tuesday, November 7, 2023 by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance and certain actions that we expect or seek to take in connection with our portfolio optimization and deleveraging strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our portfolio optimization and deleveraging strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Schedule I
Independence Realty Trust, Inc.
Selected Financial Information
Dollars in thousands, except per share data (unaudited)

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$3,930	$10,709	$8,648	$33,631	$16,223
Earnings per share -- diluted	$0.02	$0.05	$0.04	$0.15	$0.07
Rental and other property revenue	$168,375	$163,601	$161,135	$162,493	$160,300
Property operating expenses	$63,300	$62,071	$59,255	$57,450	$59,967
NOI	$105,075	$101,530	$101,880	$105,043	$100,333
NOI margin	62.4%	62.1%	63.2%	64.6%	62.6%
Adjusted EBITDA	$94,415	$89,156	$87,594	$93,017	$89,264
FFO per share	$0.31	$0.28	$0.27	$0.31	$0.30
CORE FFO per share	$0.30	$0.28	$0.27	$0.29	$0.28
Dividends per share	$0.16	$0.16	$0.14	$0.14	$0.14
CORE FFO payout ratio	53.3%	57.1%	51.9%	48.3%	50.0%
Portfolio Data:
Total gross assets	$7,225,447	$7,117,404	$7,045,306	$7,034,902	$7,097,280
Total number of operating properties (a)	120	119	119	120	122
Total units (a)	35,427	35,249	35,249	35,526	36,176
Portfolio period end occupancy (a)	94.4%	94.6%	94.1%	93.6%	94.6%
Portfolio average occupancy (a)	94.6%	94.1%	93.1%	93.9%	94.2%
Portfolio average effective monthly rent, per unit (a)	$1,556	$1,538	$1,535	$1,522	$1,484
Same-store portfolio period end occupancy (b)	94.5%	94.6%	94.1%	93.6%	94.6%
Same-store portfolio average occupancy (b)	94.6%	94.2%	93.1%	93.9%	94.2%
Same-store portfolio average effective monthly rent, per unit (b)	$1,549	$1,531	$1,528	$1,517	$1,484
Capitalization:
Total debt (c)	$2,715,710	$2,650,805	$2,628,632	$2,631,645	$2,713,625
Common share price, period end	$14.07	$18.22	$16.03	$16.86	$16.73
Market equity capitalization	$3,245,135	$4,202,342	$3,694,970	$3,880,432	$3,850,365
Total market capitalization	$5,960,845	$6,853,147	$6,323,602	$6,512,077	$6,563,990
Total debt/total gross assets	37.6%	37.2%	37.3%	37.4%	38.2%
Net debt to Adjusted EBITDA (d)	7.0x	7.2x	7.3x	6.9x	7.2x
Interest coverage	4.3x	4.0x	4.0x	4.0x	4.0x
Common shares and OP Units:
Shares outstanding	224,695,566	224,697,889	224,556,870	224,064,940	224,056,179
OP units outstanding	5,946,571	5,946,571	5,946,571	6,091,171	6,091,171
Common shares and OP units outstanding	230,642,137	230,644,460	230,503,441	230,156,111	230,147,350
Weighted average common shares and OP units	230,444,945	230,369,086	230,186,297	229,994,927	228,051,780
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See definitions at the end of this release.
(b)Same-store portfolio consists of 115 properties, which represent 34,197 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended September 30, 2023, net debt to Adjusted EBITDA excluding adjustments for these items was 7.0x, 7.2x, 7.3x, 6.9x, and 7.4x, respectively.

Schedule II
Independence Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Funds from Operations and Core Funds From Operations
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Funds From Operations (FFO):
Net income	$3,986	$16,653	$23,847	$86,135
Add-Back (Deduct):
Real estate depreciation and amortization	55,217	49,347	162,205	199,588
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	486	1,388	1,479	1,904
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	11,268	—	10,954	(94,712)
FFO	$70,957	$67,388	$198,485	$192,915
FFO per share	$0.31	$0.30	$0.86	$0.85
CORE Funds From Operations (CFFO):
FFO	$70,957	$67,388	$198,485	$192,915
Add-Back (Deduct):
Other depreciation and amortization	329	375	860	1,100
Casualty losses (gains), net	35	(191)	866	(7,176)
Loan (premium accretion) discount amortization, net	(2,747)	(2,750)	(8,239)	(8,245)
Prepayment (gains) penalties on asset dispositions	—	—	(670)	—
Other expense (income), net	429	(765)	663	(1,438)
Merger and integration costs	—	275	—	3,477
Restructuring costs	—	—	3,213	—
CFFO	$69,003	$64,332	$195,178	$180,633
CFFO per share	$0.30	$0.28	$0.85	$0.79
Weighted-average shares and units outstanding	230,444,945	228,051,780	230,334,398	227,933,320

Schedule III
Independence Realty Trust Inc.
Reconciliation from Net Income (Loss) to Same-Store Net Operating Income (a)
Dollars in thousands
(unaudited)

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net income	$3,986	$10,988	$8,872	$34,524	$16,653
Other revenue	(232)	(354)	(239)	(306)	(300)
Property management expenses	7,232	6,818	6,371	6,593	5,744
General and administrative expenses	3,660	5,910	8,154	5,739	5,625
Depreciation and amortization expense	55,546	53,984	53,536	52,161	49,722
Casualty losses (gains), net	35	680	151	(1,690)	(191)
Interest expense	22,033	22,227	22,124	23,337	22,093
Loss on impairment (gain on sale) of real estate assets, net	11,268	—	(985)	(17,044)	—
Other loss (income), net	369	72	(93)	(57)	(765)
Loss (gain) from investments in unconsolidated real estate entities	1,178	1,205	776	(242)	1,477
Merger and integration costs	—	—	—	2,028	275
Restructuring costs	—	—	3,213	—	—
NOI	$105,075	$101,530	$101,880	$105,043	$100,333
Less: Non same-store portfolio NOI	4,063	3,400	3,804	4,866	3,937
Same-store portfolio NOI	$101,012	$98,130	$98,076	$100,177	$96,396
(a)Same-store portfolio consists of 115 properties, which represent 34,197 units.

Schedule IV
Independence Realty Trust, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Interest Coverage Ratio
(Dollars in thousands)
(unaudited)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net income (loss)	$3,986	$10,988	$8,872	$34,524	$16,653
Add-Back (Deduct):
Interest expense	22,033	22,227	22,124	23,337	22,093
Depreciation and amortization	55,546	53,984	53,536	52,161	49,722
Casualty losses (gains), net	35	680	151	(1,690)	(191)
Loss on impairment (gain on sale) of real estate assets, net	11,268	—	(985)	(17,044)	—
Merger and integration costs	—	—	—	2,028	275
Loss (gain) from investments in unconsolidated real estate entities	1,178	1,205	776	(242)	1,477
Other loss (income), net	369	72	(93)	(57)	(765)
Restructuring costs	—	—	3,213	—	—
Adjusted EBITDA	$94,415	$89,156	$87,594	$93,017	$89,264

INTEREST COST:
Interest expense	$22,033	$22,227	$22,124	$23,337	$22,093

INTEREST COVERAGE:	4.3x	4.0x	4.0x	4.0x	4.0x

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$3,986	$16,653	$23,847	$86,135
Add-Back (Deduct):
Interest expense	22,033	22,093	66,383	63,618
Depreciation and amortization	55,546	49,722	163,066	200,688
Casualty losses (gains), net	35	(191)	866	(7,176)
Loss on impairment (gain on sale) of real estate assets, net	11,268	—	10,284	(94,712)
Merger and integration costs	—	275	—	3,477
Loss (gain) from investments in unconsolidated real estate entities	1,178	1,477	3,159	2,602
Other loss (income), net	369	(765)	348	(1,501)
Restructuring costs	—	—	3,213	—
Adjusted EBITDA	$94,415	$89,264	$271,166	$253,131

INTEREST COST:
Interest expense	$22,033	$22,093	$66,383	$63,618

INTEREST COVERAGE:	4.3x	4.0x	4.1x	4.0x

Schedule V
Independence Realty Trust, Inc.
Definitions
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as gains on sales (losses on impairment) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, merger and integration costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Total debt	$2,715,710	$2,650,805	$2,628,632	$2,631,645	$2,713,625
Less: cash and cash equivalents	(17,216)	(14,349)	(12,448)	(16,084)	(23,753)
Less: loan discounts and premiums, net	(50,772)	(53,520)	(56,256)	(59,937)	(63,340)
Total net debt	$2,647,722	$2,582,936	$2,559,928	$2,555,624	$2,626,532
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, merger and integration costs, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Total assets	$6,577,790	$6,517,400	$6,493,747	$6,532,095	$6,633,533
Plus: accumulated depreciation (a)	570,966	523,446	475,001	426,097	386,606
Plus: accumulated amortization	76,691	76,558	76,558	76,710	77,141
Total gross assets	$7,225,447	$7,117,404	$7,045,306	$7,034,902	$7,097,280
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.